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                                                                  EXHIBIT 10.24

                                   RESOLUTION

       A RESOLUTION OF THE CITY OF BREMEN EXTENDING THE TERM OF THE CABLE
                               FRANCHISE AGREEMENT

         WHEREAS, the City of Bremen, Georgia, entered into a cable television franchise agreement with West Georgia Cable on August 15, 1980; and

         WHEREAS, the franchise is now in operation as Falcon Cable TV Company; and

         WHEREAS, the fifteen year term of the franchise, as provided for in the franchise agreement, has expired and the company has been operating on a day to day basis until such time as the renewal process could be completed; and

         WHEREAS, Falcon Cable TV has requested that the city adopt a resolution formally extending the franchise term so that insurance policies and performance bonds may be kept current; and

         WHEREAS, the city is willing to extend the term accordingly to also allow adequate time to provide for the proper and thoughtful attention to the negotiation of the unresolved franchise issues affecting the Company and the City; and

         WHEREAS, the parties agree that as a result of agreeing to extend the franchise term neither party shall be deemed to have waived any of its rights or obligations under Section 626 of the Federal Cable Act (47 U.S.C. 546) nor of any of its rights or obligations under the Franchise agreement, and that this extension shall not be deemed to constitute an approval by the City of the renewal of the franchise or approval of any franchise renewal proposal which may have been previously submitted by Falcon; and

         WHEREAS, in accordance with the above, the City of Bremen is willing to grant an extension to the current franchise term of one hundred and twenty (120) days from the date of adoption of this resolution, with the remaining terms and conditions of the franchise agreement continuing in full force and effect;

         NOW THEREFORE, BE IT RESOLVED, that the Mayor and the Council of the City of Bremen hereby authorize and execute a one hundred and twenty (120) day extension of the non-exclusive cable franchise agreement between Falcon Cable TV Company, and the City of Bremen, such extension to have an effective date of 12-8-97, which extension shall expire on 3-30-98, one hundred and twenty days after the adoption of the resolution.

         PASSED AND ADOPTED, this 8th day of December 1997.



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                                                   /s/ Barbara K. Rivers
                                                   ----------------------------
                                                   MAYOR
                                                   CITY OF BREMEN

ATTEST:

/s/ Beverly H. Cash
----------------------------
CITY CLERK, CITY OF BREMEN



ACCEPTED:

/s/ Howard Gan
----------------------------
FALCON CABLE TV